As filed with the Securities and Exchange Commission on August 3, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SEACOAST BANKING CORPORATION OF FLORIDA
(Exact name of registrant as specified in its charter)

Florida	59-2260678
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

815 Colorado Avenue, Stuart, Florida	34994
(Address of Principal Executive Offices)	(Zip Code)

SEACOAST BANKING CORPORATION OF FLORIDA AMENDED AND RESTATED
EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

Dennis S. Hudson, III
Chief Executive Officer
Seacoast Banking Corporation of Florida
815 Colorado Avenue
Stuart, Florida 34994
(Name and address of agent for service)
(772) 287-4000
(Telephone number, including area code, of agent for service)
With A Copy To:
Ralph F. McDonald III, Esq.
Jones Day
1420 Peachtree Street, N.E., Suite 800
Atlanta, Georgia 30309-3053
(404) 581-3939
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

	Proposed Maximum	Proposed Maximum	Amount of
Title of Securities to be	Amount to be	Offering Price Per	Aggregate Offering
Registered	Registered(1)	Share(2)	Price(2)	Registration Fee
Common Stock, $.10 par value per share	400,000	$2.175	$870,000	$48.55

(1)	Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), this Registration Statement shall include any additional shares of Common Stock, par value $0.10 per share (the “Common Stock”), that may become issuable pursuant to the Amended and Restated Seacoast Banking Corporation of Florida Employee Stock Purchase Plan (the “Plan”).

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act based upon the average of the high and low sale prices of the Common Stock on August 3, 2009, as reported on the Nasdaq Global Select Market.

EXPLANATORY NOTE
     This Registration Statement on Form S-8 is filed pursuant to General Instruction E thereof by Seacoast Banking Corporation of Florida, a Florida corporation (the “Company”), to register an additional 400,000 shares of the Company’s common stock, $0.10 par value per share (the “Common Stock”), issuable under the Company’s Amended and Restated Employee Stock Purchase Plan (the “Plan”). The Board of Directors of the Company adopted a resolution to register 400,000 additional shares under the Plan which was approved by the shareholders at the Company’s 2009 Annual Meeting of Shareholders on June 18, 2009. The Company’s Registration Statement on Form S-8, filed with the U.S. Securities and Exchange Commission (the “Commission”) on November 18, 1988 (File No. 33-25627), which registered 330,000 shares of Common Stock issuable under the Seacoast Banking Corporation of Florida Employee Stock Purchase Plan is incorporated herein by reference, except to the extent that this Registration Statement updates the information therein.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed by the Company with the Commission are incorporated herein by reference:
•	The Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2008;

•	The Company’s Quarterly Reports on Form 10-Q, as amended, for the quarter ended March 31, 2009 and June 30, 2009; and

•	The Company’s Current Reports on Form 8-K filed with the Commission on January 5, 2009, May 22, 2009, June 23, 2009, July 6, 2009 and July 20, 2009.
     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 6. Indemnification of Directors and Officers.
     The Florida Act permits, under certain circumstances, the indemnification of officers, directors, employees and agents of a corporation with respect to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person was or is a party or is threatened to be made a party, by reason of his or her being an officer, director, employee or agent of the corporation, or is or was serving at the request of, such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any such third-party action by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person (i) did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or (ii) with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
     In the case of proceedings by or in the right of the corporation, the Florida Act permits for indemnification of any person by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of, such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification is made where such person is adjudged liable, unless a court of competent jurisdiction determines that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
     To the extent that such person is successful on the merits or otherwise in defending against any such proceeding, the Florida Act provides that he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.
     Also, under the Florida Act, expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification by the corporation pursuant to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.
     Our amended and restated bylaws contain indemnification provisions similar to the Florida Act, and further provide that we may purchase and maintain insurance on behalf of our directors, officers, employees and agents in their capacities as such, or serving at the request of us, against any liabilities asserted against such persons whether or not we would have the power to indemnify such persons against such liability under our amended and restated bylaws.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and officers, or to persons controlling us, pursuant to our amended and restated bylaws or the Florida Act, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
     In addition to the authority granted to us by the Florida Act to indemnify our directors, certain other provisions of the Florida Act have the effect of further limiting the personal liability of our directors. Pursuant to the Florida Act, a director of a Florida corporation cannot be held personally liable for monetary damages to the corporation or any other person for any act or failure to act regarding corporate management or policy except in the case of certain qualifying breaches of the director’s duties.

     We have purchased certain liability insurance for our officers and directors.
Item 8. Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Employee Stock Purchase Plan Incorporated by reference to Exhibit A to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 27, 2009.

4.2	Amended and Restated Articles of Incorporation Incorporated herein by reference from the Company’s Quarter Report of Form 10-Q, dated May 10, 2006.

4.3	Articles of Amendment to the Amended and Restated Articles of Incorporation Incorporated herein by reference from the Company’s Form 8-K, dated December 23, 2008

4.4	Articles of Amendment to the Amended and Restated Articles of Incorporation Incorporated herein by reference from the Company’s Registration Statement of Form S-1, dated June 22, 2009.

4.5	Articles of Amendment to the Amended and Restated Articles of Incorporation Incorporated herein by reference from the Company’s Form 8-K, dated July 20, 2009.

4.6	Amended and Restated By-laws of the Corporation Incorporated herein by reference from the Company’s Form 8-K, dated December 18, 2007.

4.7	Specimen Common Stock Certificate Incorporated herein by reference from the Company’s Form 10-K, dated March 28, 2003.

*5.1	Opinion of Crary, Buchanan, Bowdish, Bovie, Beres, Elder & Williamson, Chartered regarding validity.

*23.1	Consent of KPMG LLP.

23.2	Consent of Crary, Buchanan, Bowdish, Bovie, Beres, Elder & Williamson, Chartered (included in Exhibit 5.1).

24	Powers of Attorney (included as part of signature page).

*	filed herewith.
Item 9. Undertakings.
(a)	The undersigned registrant hereby undertakes:
(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;
(2)	that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1934, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stuart, State of Florida, on this 3rd day of August, 2009.

SEACOAST BANKING CORPORATION OF FLORIDA
By:	/s/ Dennis S. Hudson, III
	Name:	Dennis S. Hudson, III
	Title:	Chairman and Chief Executive Officer

Each person whose signature appears below constitutes and appoints Dennis S. Hudson III and William R. Hahl or either of them as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorney-in-fact and agent full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all acts and things that said attorney-in-fact and agent, or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Dennis S. Hudson, III Dennis S. Hudson, III	Chairman and Chief Executive Officer (Principal Executive Officer)	August 3, 2009
/s/ Dale M. Hudson Dale M. Hudson	Vice-Chairman of the Board and Director	August 3, 2009
/s/ William R. Hahl William R. Hahl	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 3, 2009
/s/ Stephen E. Bohner Stephen E. Bohner	Director	August 3, 2009
Jeffrey C. Bruner	Director

Signature	Title	Date

John H. Crane	Director
T. Michael Crook	Director
/s/ H. Gilbert Culbreth, Jr. H. Gilbert Culbreth, Jr.	Director	August 3, 2009
/s/ Christopher E. Fogal Christopher E. Fogal	Director	August 3, 2009
/s/ Jeffrey S. Furst Jeffrey S. Furst	Director	August 3, 2009
A. Douglas Gilbert	Director
Dennis S. Hudson Jr.	Director
/s/ Thomas E. Rossin Thomas E. Rossin	Director	August 3, 2009
Thomas H. Thurlow, Jr.	Director
/s/ Edwin E. Walpole III Edwin E. Walpole III	Director	August 3, 2009